UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 8, 2016 (February 5, 2016)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 5, 2016, Builders FirstSource, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) pursuant to which the Company agreed to exchange $218.6 million in aggregate principal amount of its 10.75% Senior Notes due 2023 for additional 7.625% Senior Secured Notes due 2021 (the “2021 Notes”) issued under its existing indenture, dated as of May 29, 2013 (the “Indenture”), in an aggregate principal amount of $207.6 million (collectively, the “Exchange Transactions”).

The Company will pay interest of 7.625% per annum on the 2021 Notes semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2016. The Notes will mature on June 1, 2021. A description of the terms of the 2021 Notes is included in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2013 and incorporated by reference herein.

The foregoing descriptions of the Indenture and the 2021 Notes are qualified in their entirety by reference to such documents, copies of which are filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2013 and incorporated by reference herein. The foregoing description of the Exchange Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreements, a form of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information required by Item 2.03 relating to the 2021 Notes is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On February 8, 2016, the Company issued a press release announcing the Exchange Transactions. This press release is attached hereto and is incorporated by reference herein as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC. (Registrant)

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: February 8, 2016

Exhibit Index

Exhibit No.	Description

10.1	Form of Exchange Agreement.

99.1	Press release dated February 8, 2016 issued by the Company, announcing the Exchange Transactions.